Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2016 RESULTS
SUNNYVALE, CALIF. January 11, 2017 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2016 financial results ahead of its participation at the 35th Annual JP Morgan Healthcare Conference on January 11-12, 2017, in San Francisco, California.
The Company expects revenue for the fourth quarter of 2016 of approximately $757 million, an increase of approximately 12% compared with $677 million for the fourth quarter of 2015. The Company expects 2016 revenue of approximately $2.7 billion, an increase of approximately 13% compared with $2.4 billion for 2015. The unaudited preliminary results are prior to the completion of the Company’s annual independent audit and therefore are subject to adjustment.
Preliminary fourth quarter 2016 instrument and accessory revenue increased approximately 19% to approximately $386 million compared with $326 million for the fourth quarter of 2015. Full year 2016 instrument and accessory revenue increased approximately 17% to approximately $1.4 billion. Fourth quarter and full year 2016 instrument and accessory revenue growth was driven primarily by da Vinci procedure growth.
In 2016, approximately 753,000 surgical procedures were performed with the da Vinci Surgical System, an increase of approximately 15% compared with approximately 652,000 procedures performed in 2015. The growth in overall 2016 procedure volume was primarily driven by the growth in U.S. general surgery procedures and worldwide urologic procedures. da Vinci procedures increased approximately 15% for the fourth quarter of 2016 compared with the fourth quarter of 2015. The Company expects total da Vinci procedures to grow approximately 9% to 12% in 2017.
Preliminary fourth quarter 2016 da Vinci Surgical Systems revenue increased approximately 2% to approximately $236 million from $231 million for the fourth quarter of 2015. Systems revenue for 2016 increased approximately 10% to approximately $792 million compared with $722 million in 2015. The Company shipped 163 da Vinci Surgical Systems in the fourth quarter of 2016, compared with 158 systems in the fourth quarter of 2015. 13 of the fourth quarter 2016 da Vinci Surgical Systems were shipped under operating lease arrangements, compared with 16 in the fourth quarter of 2015. The Company shipped 537 da Vinci Surgical Systems in 2016, compared with 492 systems in 2015.
Preliminary fourth quarter 2016 service revenue of approximately $135 million increased approximately 12% compared with $120 million in the fourth quarter of 2015. Preliminary 2016 service revenue increased approximately 11% to approximately $517 million compared with $465 million in 2015.
Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “We are pleased by our fourth quarter results and encouraged by our future opportunities.  In 2017, we look forward to advancing several key product development innovations targeted towards further improving patient outcomes and expanding the number of patients that can derive the benefits of robotically assisted minimally invasive therapies around the world. We anticipate accelerating up to $80 million of research, development, and clinical investment into 2017.”
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive Surgical website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.
The Company is scheduled to present at the 2017 JP Morgan Healthcare Conference on January 12, 2017, at 9:00 a.m. Pacific Time. The Company is scheduled to report its fourth quarter 2016 results during a conference call on January 24,

2017, at which point the Company will discuss the 2016 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive Surgical website.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, Calif., is the industry leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets the da Vinci Surgical System.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, but also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2016, expected procedure growth in 2017, the advancement of key product development innovations and expected research, development, and clinical investment in 2017. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: completion of the Company’s final closing procedures, final adjustments and other developments that may arise in the course of audit procedures; the impact of global and regional economic and credit market conditions on health care spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of the Company’s products; the accuracy of the Company’s procedure estimates; the Company’s ability to obtain regulatory approvals or clearances; regulatory restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company’s operates; unanticipated manufacturing disruptions or the Company’s inability to meet demand for its products; the results of legal proceedings to which the Company’s is or may become a party; product liability and other litigation claims; adverse publicity regarding the Company or the safety of its products and adequacy of training; the Company’s ability to expand into foreign markets; changes implemented by the incoming presidential administration and Congress, including any changes in taxation, tariffs and trade agreements, and any repeal and/or replacement of the healthcare reform legislation; and other risk factors under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.